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                                                                   Exhibit 14(c)
INDEPENDENT AUDITORS' CONSENT

Debt Strategies Fund III, Inc.:


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-37384 on Form N-14 of Debt Strategies Fund II, Inc. of our report on the financial statements of Debt Strategies Fund III, Inc. dated April 17, 2000 appearing in the Joint Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the references to us under the captions "COMPARISON OF THE FUNDS - Financial Highlights" and "EXPERTS" also appearing in such Joint Proxy Statement and Prospectus.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
July 7, 2000